UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October  13, 2005

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

          Item 1.01 Entry into Material Definitive Agreement.

          On October 13, 2005, Enterprise Financial Services Corp. (“Enterprise”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Millennium Brokerage Group, LLC, (“Millennium”), all of the members of Millennium (collectively, the “Sellers”), Millennium Holding Company, Inc., a direct wholly-owned subsidiary of Enterprise (“MHC”), and Millennium Holdings, LLC (“MBG Holdings”).  Millennium operates life insurance advisory and brokerage operations from thirteen offices serving life agents, banks, CPA firms, property & casualty groups, and financial advisors in 49 states.

          On the terms and subject to the conditions of the Purchase Agreement, MHC will purchase all of the membership interests of Millennium.  The aggregate consideration for the acquisition of all of the membership interests of Millennium depends on Millennium’s satisfaction of performance targets specified in the Purchase Agreement, but will not exceed Thirty Six Million Dollars ($36,000,000.00), subject to adjustments for working capital.

          At the first installment (“First Closing”), which is expected to occur prior to October 31, 2005, MHC will purchase sixty percent (60%) of the membership interests of Millennium for consideration of Fifteen Million Dollars ($15,000,000.00), subject to adjustment for working capital.  Simultaneously with the First Closing, the Sellers will transfer their remaining interests to MBG Holdings.

          MHC will purchase an additional twenty percent (20%) of the membership interests of Millennium from MBG Holdings on or before March 31, 2008 (“Second Closing”) and will purchase the remaining twenty percent (20%) of the membership interests on or before March 31, 2010 (“Third Closing”).  The amount of consideration to be paid for the remaining interests in Millennium at the Second Closing and the Third Closing will be determined in accordance with the Purchase Agreement based on Millennium’s “Weighted Average Pre-Tax Earnings” during the periods prior to the Second Closing and Third Closing respectively.  The aggregate amount of consideration paid at the Second Closing and Third Closing may vary from zero to a maximum of Twenty One Million Dollars ($21,000,000.00).  All payments by Enterprise for such membership interests will be in a combination of cash and Enterprise’s common stock, as described in Item 3.02 below.

          Millennium and the Sellers have made customary representations and warranties to Enterprise in the Purchase Agreement.  The Purchase Agreement also contains customary conditions to closing.

          At the First Closing, MHC and MBG Holdings will cause Millennium to adopt a Second Amended and Restated Operating Agreement (“New Operating Agreement”) which will control matters of governance of Millennium as well as distributions of cash from Millennium’s operations.  At the Third Closing, Millennium will become a wholly-owned subsidiary of Enterprise.

          Also at the First Closing, Millennium will enter into an employment agreement (the “Employment Agreement”) with William L. Zelenik governing his employment as the Chief Executive Officer of Millennium.  Under the Employment Agreement, Mr. Zelenik will receive a base salary at the annualized rate of $275,000 and he is eligible to receive an annual bonus based upon meeting certain targeted financial and operating goals. The Agreement provides Mr. Zelenik with severance benefits in the event of his termination under certain circumstances. The Agreement also contains certain confidentiality and non-competition provisions.

          The foregoing description of the transactions contemplated by the Purchase Agreement, the New Operating Agreement and the Employment Agreement is qualified in its entirety by reference to the Purchase Agreement, the New Operating Agreement, and the Employment Agreement, copies of which are attached hereto as Exhibit 2.1, 10.1 and 10.2 and incorporated herein by reference.

Section 3 – Securities and Trading Markets

          Item 3.02 Unregistered Sales of Equity Securities.

          Pursuant to the Purchase Agreement, Enterprise has agreed to issue shares of its common stock to the Sellers at the First Closing and may, in its discretion issues shares of its common stock at the Second Closing and the Third Closing.  The number of shares of Enterprise’s common stock issued at the First Closing will equal thirty five percent (35%) of the total First Closing purchase consideration.  The shares will be valued at the average closing price during the period of thirty trading-days ending three days prior to the First Closing.  The number of shares of Enterprise’s common stock to be issued at the Second Closing and Third Closing, if any, may be determined by Enterprise in its discretion, but with respect to each such installment may not exceed seventy percent (70%) of the consideration paid in such installment.  For purposes of the Second Closing and Third Closing, Enterprise’s common stock will be valued at the average closing price during the period of thirty trading-days ending three days prior to such closing.

          All such shares will be issued by Enterprise in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The issuance and sale of the shares will be undertaken without general solicitation or advertising.  Each recipient of shares will represent to Enterprise that, among other things, such person is acquiring the shares for investment purposes only and not with a view toward public distribution.  As a result, the shares will be “restricted securities” and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Certificates evidencing the shares will contain a legend stating the same.

Section 7 – Regulation FD

          Item 7.01 Regulation FD Disclosure.

          On October 13, 2005, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

          Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

2.1

Purchase Agreement, dated October 13, 2005, by and among Enterprise Financial Services Corp. (“Enterprise”), Millennium Brokerage Group, LLC, (“Millennium”), all of the members of Millennium (collectively, the “Sellers”), Millennium Holding Company, Inc., a direct wholly-owned subsidiary of Enterprise (“MHC”), and Millennium Holdings (“MBG Holdings”).

10.1	Form of Second Amended and Restated Operating Agreement of Millennium Brokerage Group, LLC, to be adopted by MHC and MBG Holdings at the First Closing.

10.2	Form of Employment Agreement by and between William L. Zelenik and Millennium Brokerage Group, LLC, to be executed and delivered at the First Closing

99.1	Text of Press Release, dated October 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP.

Date: October 13, 2005	By:	/s/ Kevin C. Eichner

Kevin C. Eichner
Chief Executive Officer

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